Exhibit 10.5

ClickBank Client Contract

1.
This CLICKBANK CLIENT CONTRACT (the "Agreement") constitutes a legally binding agreement between Click Sales Inc., a Delaware corporation ("ClickBank") and you ("You" or "Your"). BY CHECKING THE BOX STATING THAT YOU HAVE READ AND AGREE TO THE TERMS AND CONDITIONS OF THIS AGREEMENT AS PART OF YOUR REGISTRATION WITH CLICKBANK, YOU AGREE AND CONSENT TO BE BOUND BY THE TERMS AND CONDITIONS OF THIS AGREEMENT FOR AS LONG AS YOU USE THE CLICKBANK SERVICES.

Subject to the terms and conditions of this Agreement, ClickBank hereby grants to You a non-exclusive, revocable, right and license, without right to sublicense, to use ClickBank's proprietary online platform, including without limitation the website made available at www.clickbank.com, and any servers, computers or networks used to provide such website (the "ClickBank Services") for the following limited purposes, if and as applicable, INCLUDING ANY CHANGES TO THIS AGREEMENT OR ADDITIONAL POLICIES INCORPORATED BY REFERENCE WHICH CLICKBANK MAY MAKE IN ITS SOLE DISCRETION IN THE FUTURE. In the event You transfer Your account or ownership of any Product, as defined below, any purchasers or assignees are bound by the terms of this Agreement.

In addition to any other rights or remedies afforded ClickBank under or otherwise in connection with this Contract, You agree and acknowledge that You have read and agree to comply with the following policies which are hereby incorporated by reference into, and made a part of, this Agreement:

● Vendor and Products Requirements Policy ● Digital Millennium Copyright Act ("DMCA") and Trademark Policy ● Return and Cancellation Policy ● Accounting Policy	● Privacy Policy ● Security Policy ● Network Abuse Policy ● Legal Notice ● Joint Venture Program Guidelines

2.
PROMOTING PRODUCTS. If You promote, market or otherwise advertise ("Promote" or a "Promotion") any product which is registered for sale via the ClickBank Services, either by You or by another ClickBank client (each a "Product"), whether via the ClickBank Services or via any other online or offline channel or medium for the purpose of earning a percentage of the sale price of any Product sold as a result of such Promotion ("Commissions"), You agree, acknowledge, represent and warrant that:

a.
You will not suggest or imply any warranty or other policy with respect to any Products other than ClickBank's Return and Cancellation Policy without the prior written consent of ClickBank, which ClickBank may withhold in its sole discretion for any reason.

b.
When You Promote any Product, You will use the applicable Vendor's ("Vendor" is defined as any person or entity who submit one or more Products for sale via the ClickBank Marketplace) trademarks, logos, trade names or service marks in accordance with such Vendor's trademark guidelines, which will either be supplied by ClickBank or set forth in the Vendor Promotional Messaging Guidelines, if applicable.

c.
You will not make any unlicensed or unauthorized use of or otherwise infringe, violate or misappropriate any patent, copyright, trademark, trade secret, right of privacy, right of publicity or other intellectual property or other proprietary right ("IP Rights").

d.
You will not interfere with or manipulate ClickBank's "Gravity" (defined as rankings of ClickBank's Marketplace (as defined below in Section 3(c)) tracking of Commissions, or the normal flow of traffic to, through, or from the ClickBank Services.

e.	You will not Promote violence, sexually explicit materials or any other subject matter not in keeping with ClickBank's quality standards.
f.
You will not Promote Products from any website, blog, social network, forum or other medium that contains, hosts or promotes any illegal content or material or is otherwise inconsistent with ClickBank's quality standards.

g.	You will not Promote any illegal activities and Your Product, if applicable, will not include any illegal content.
h.	You will not Promote any Products or services to children under the age of thirteen (13).
i.	You will not Promote alcohol, tobacco or prescription drugs.
j.	You will not Promote discrimination based upon race, sex, religion, nationality, disability, sexual orientation or age.
k.	You will not defame any person.
l.	You will not include any trademarks or other brand identifiers, or any copyrighted materials, other than expressly permitted pursuant to this Agreement.
m.	You will not incorporate any variation of or misspell any third-party trademarks or other brand identifiers in any domain name, username or other identifier, including on any social networking site.
n.	You will not in any way copy the "look and feel" of any third party website, or otherwise imply that the Promotion is in fact a third party website.
o.
All communications and/or representations made by You in connection with any Promotions and/or in relation to any Product will be accurate and contain all disclosures and disclaimers necessary to prevent such Promotions from being false or deceptive. Such disclosures and disclaimers must be made in a clear and conspicuous manner, and will otherwise comply with Your country's laws and all U.S. federal and state laws, including U.S. Federal Trade Commission("FTC") regulations, policies and guidelines governing advertising, disclosure and consumer protection, including the FTC's endorsement rules.

p.
ClickBank reserves the right, but not the obligation, to review Your Promotions. You agree that ClickBank, in its sole discretion and at any time, may demand changes to Product Promotion and delivery pages, customer support or other items related to the content of Your Promotions.

q.
You will provide valid contact information, including but not limited to a working email address and phone number, where ClickBank can send inquiries and receive a non-automated reply by end of the following business day.

r.
ClickBank does not guarantee, or assume any responsibility or liability for, the accuracy, completeness, efficacy, or timeliness of any such information nor is it responsible for any bonuses, prizes or other incentives offered by Vendors in the "Vendor Spotlight," as described here, or otherwise offered by Vendors via the ClickBank Services. Your use of any information presented by a Vendor is voluntary, and Your reliance is at Your own risk. ClickBank does not independently review or verify information that Vendors submit to the Vendor Spotlight or the ClickBank Services for accuracy, completeness, efficacy or timeliness. You acknowledge and understand that ClickBank does not verify statements, claims, incentives or Promotions made by Vendors in the Vendor Spotlight or otherwise made by Vendors via the ClickBank Services.

3.	SELLING PRODUCTS. If You register any Products for sale via the ClickBank Services, You agree, acknowledge, represent and warrant that:

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All Products You register for sale via the ClickBank Services, and the offering and sale thereof via the ClickBankServices, comply with all of Your country's laws and all applicable U.S. federal and state laws and regulations.

a.
The Product does not involve the downloading of software on the computer of a person or entity purchasing a Product (the "Purchaser") unless a purchase is completed or You provide the Purchaser a clear and conspicuous disclosure describing all of the software being downloaded, its functionality and obtain express consent prior to any such downloads.

b.
Without further conditions or limitations, You authorize ClickBank to list any Product You register for sale via the ClickBank Services in the online, searchable marketplace of Products made available via the ClickBank Services (the "ClickBank Marketplace"); and make it available for sale to Purchasers and/or for the persons and/or entities that advertise and Promote the Products made available via the ClickBank Marketplace ("Affiliates") to Promote at the price designated by ClickBank ("Retail Price") after taking into consideration Your suggestions regarding such Retail Price, including any applicable sales tax.

c.
ClickBank may delist any Product from the ClickBank Marketplace and/or the ClickBank Services at any time, in its sole discretion, without cause or notice to You or any penalty or liability for doing so.

d.
You will provide valid email addresses to which Purchasers or ClickBank can send inquiries and receive a reply by end of the following business day. Purchasers and ClickBank must also be able to receive a non-automated response within one business day, when necessary.

e.
You will advise ClickBank of any regulatory or legal complaints, or threats of such complaints, that You receive in connection with or relation to such Product You receive from any person, company or entity that purchased such Product or received a Promotion in connection with such Product within two business days of Your receipt of such complaint. You shall assist ClickBank, at Your sole cost and expense, in taking any steps and actions, as necessary and appropriate, or as reasonably requested by ClickBank to respond to and/or resolve such complaints.

f.
For any retail transaction involving a physical Product, ClickBank will collect and remit state or local transfer taxes (including but not limited to sales or use tax) where it is legally required to do so. Where ClickBank does not collect and remit state or local transfer taxes on a transaction, it is possible that You will have the legal obligation to pay such taxes. Under the laws of a state, such obligation may arise as a result of: (1) Your existing or past physical contacts with that state; and (2) Your provision of a "drop ship" delivery of the physical Product to a buyer located in that state. You may wish to consult a tax professional to determine if You will have this type of obligation in any particular state. You agree that if such an obligation arises with respect to any particular state, You will be solely responsible for the timely payment of such tax. You further agree that if such an obligation arises, and You do not timely pay such tax, You will be solely responsible for any resulting tax, interest and penalties.

g.
If You use the Vendor Spotlight platform or the ClickBank Services to communicate with Affiliates about Your Products, You agree that all statements, opinions, announcements or messages communicated by You via the Vendor Spotlight or ClickBank Services constitute Promotions under this Agreement and are subject to all of the applicable terms, conditions, restrictions and obligations thereto. Additionally, and without limiting any other restriction contained herein, You will not use the Vendor Spotlight or ClickBank Services to: (i) make any false or deceptive statement or claim regarding Your Product or sales of Your Product; (ii) offer any Promotions or incentives to Affiliates unless You intend to fulfill such Promotions or incentives; (iii) offer any Promotions or incentives to Affiliates unless You affirmatively state that they are offered only by You and not by ClickBank; or (iv) suggest in any way, whether express or implied, that Your Product(s) are endorsed, approved or sponsored by ClickBank in any way. ClickBank reserves the right to suspend Your ability to use the Vendor Spotlight or ClickBank Services at any time.

4.	EMAILS AND TEXT MESSAGES.

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If You receive any messages or communications by electronic means, including, but not limited to email andinstant messages ("Emails"), in connection with the direct or indirect Promotion or sale of any Product and/or Your use of the ClickBank Services, then You agree and acknowledge that (i) ClickBank does not guarantee, or assume any liability for, the accuracy, completeness, efficacy or timeliness of any information contained in Emails nor is it responsible for any bonuses, prizes, or other incentives offered by Vendors or Affiliates; (ii)Your use of any information presented by a Vendor or Affiliate via Email is voluntary, and Your reliance on any information contained therein is at Your own risk; (iii) ClickBank does not independently review or verify information that Vendor and Affiliate submit via Email; and (iv) ClickBank does not verify statements, claims, incentives or Promotions made by Vendors or Affiliates via Email. If You send, or cause to be sent, any Emails in connection with the direct or indirect Promotion or sale of any Product and/or Your use of the ClickBank Services, then You agree, acknowledge, represent and warrant that all such Emails shall be in full-compliance with all applicable federal and state laws and regulations regarding the use of electronic messages, including without limitation the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 ("CANSPAM Act") and the Children's Online Privacy Protection Act of 2000 ("COPPA") (Information on these laws can be found at http://www.ftc.gov/spam/ and http://www.ftc.gov/privacy/privacyinitiatives/childrens.html). Without limiting the generality of the foregoing, You shall not directly or indirectly:

i.
Send, initiate or procure the sending of an Email to any person or entity ("Person") who has either not explicitly requested to receive such messages specifically from You, including without limitation for the purposes of sending unsolicited bulk email, executing any "mass mailings" or "email blasts," or for the purpose of spamming any public forum, including without limitation, any blog, message board, classified listings, auction sites, altnet, newsnet, newsgroups, or similar service.

ii.	Send, initiate or procure the sending of an Email to any Person who has explicitly requested to receive no further Emails from You or Your company.
iii.
Employ any false or deceptive information regarding Your identity, or regarding the intent, subject, or origin of the message or fail to include accurate information regarding Your identity, and the intent, subject, and origin of the Email.

iv.	Employ any incomplete, invalid, deceptive, fake, or forged message headers.
v.	Use any mousetraps or windows that reappear, spawn new windows or otherwise resist being closed.
vi.	Exploit documented or undocumented security holes on any client or server machine.
vii.
Fail to (i) include clear, valid, and conspicuously displayed "From" and "Subject" lines in the Email,
(ii) include a functioning return address (or hyperlink) in the Email that enables the recipient to submit a request to receive no further messages from You ("Opt Out Request") for no less than 30 days from the date the Email was sent; or (iii) honor any Opt-out Request within 10 days of receipt of such Opt-Out Request by You.

viii.
Obtain email addresses via automated means or send any Email to any address which was obtained via automated means, including via the automated combination of names, letters, or numbers, dictionary attacks, or the use of spyware, viruses, or other means of bypassing system security or invading consumer privacy.

ix.
Send any Email from, or make such Email appear to have been sent from, any address that was obtained via the use of scripts or other automated means to register for multiple electronic mail accounts or online user accounts from which to transmit unsolicited or misleading email messages.

x.	Send or relay any Email from any protected computer or network accessed without authorization.
xi.	Employ any fraudulent, deceptive, false or misleading information in connection with the Emails.
xii.	Send any commercial marketing Email or Promotion to, or collect any personally identifiable information from, any person who is under eighteen (18) years of age.
a.
Unless You have received prior, written approval from ClickBank, You shall not, directly or indirectly, send,initiate or procure the sending of any text message, including, but not limited to any text message sent using SMS (Short Message Service), or any text message containing image, video and/or audio content ("Text Message"). Further, if You receive such approval and You send, or cause to be sent, any Text Messages in connection with the direct or indirect Promotion or sale of any Product and/or Your use of the ClickBank Services, then You agree, acknowledge, represent and warrant that all such Text Messages shall be in full-compliance with all applicable federal and state laws and regulations regarding the use of electronic messages, including without limitation regulations issued by the FTC, the Federal Communications Commission ("FCC"), the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 ("CAN-SPAM Act"), the Telephone Consumer Protection Act ("TCPA") and state laws regarding anti-spam and Text Messages (Information on these laws can be found at http://transition.fcc.gov/cgb/policy/TCPARules.pdf,http://www.fcc.gov/guides/spam-unwanted-text-messages-and-email andhttp://www.ftc.gov/privacy/privacyinitiatives/childrens.html).

5.	SUSPENSION; TERMINATION. You agree and acknowledge that:

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ClickBank, in its sole discretion, may suspend Your account(s) or hold any or all funds in Your ClickBankaccount if ClickBank suspects or has reason to believe and/or if a Person otherwise claims that You have been involved with any of the following:

i.
Illegal activity, including but not limited to, consumer fraud, bank fraud, credit card fraud, spamming or other illicit commercial activities or any other activity which violates any federal, state, local or foreign constitution, treaty, law, statute, ordinance, rule, code, regulation, interpretation, directive, policy, order, writ, decree, injunction, judgment, opinion, ruling, decision, permit, license, registration and other operating authorizations, or any other requirement of, any federal, state, local or foreign government, legislature, governmental or administrative agency or commission, any self-regulatory association or authority, any court or other tribunal of competent jurisdiction, or any other municipality, governmental authority or instrumentality or quasi-governmental entity or authority, whether currently in effect or hereafter enacted or amended ("Law");

ii.	Violation or infringement of any Person's rights, including without limitation, any IP Rights;
iii.
Misrepresenting, over-promising, making false, deceptive or misleading statements or any other acts in violation of federal or state law affecting consumer protection, promotions and commercial activities;

iv.	A breach of any term of this Agreement, including, without limitation, any representation, warranty or covenant made by You in this Agreement; and
v.	Otherwise violating ClickBank rules or policies or interfering with ClickBank's business, including ClickBank's Vendor and Products Requirements Policy.
a.
Following the suspension of an account or holding of funds per this Section 5, ClickBank will review Your account. You acknowledge that this review will be conducted in a manner decided by ClickBank at its sole discretion. You agree to cooperate with this review. If the review concludes that there is a reasonable basis to believe misconduct has occurred, You agree that ClickBank may seize and/or retain funds in Your ClickBank account as liquidated damages and/or for the benefit of third parties affected by the misconduct. You acknowledge and agree that such liquidated damages: (a) are not a penalty, and (b) are reasonable and not disproportionate to such presumed damages to ClickBank.

b.
You understand that ClickBank may also temporarily hold any portion of the funds in Your ClickBank account if ClickBank, in its sole discretion, determines such action is needed to secure payment for, performance of, and/or assurances regarding any liabilities, obligations, or indebtedness You may incur with ClickBank or any other Person.

c.
You agree and understand that ClickBank's right to take any of the actions set forth in this Section 5 does not constitute a right or obligation to take them for the benefit of any third parties, including You.

d.	You agree and acknowledge that ClickBank may also pursue other remedies as allowed by Law.
e.
In addition to the foregoing, and in addition to all other rights and remedies available to ClickBank at Law or in equity and notwithstanding anything in the Agreement to the contrary, in the event You breach any term of this Agreement, or Your account becomes dormant as defined in our Accounting Policy and/or has a negative balance ClickBank will have the right to immediately suspend or terminate Your Account and Your rights to access, use and/or otherwise participate in the ClickBank Services. Upon such termination, You agree to cease immediately all use of the ClickBank Services. Without limiting the foregoing, ClickBank shall have the right to terminate immediately Your access and use of the ClickBank Services, or any portion thereof, in the event of any conduct which ClickBank, in its sole discretion, considers to be unacceptable. The provisions of this Section, in addition to any provisions, which by their nature, are intended to survive, shall survive the termination of this Agreement.

6.	CLICKBANK'S IP RIGHTS.

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You shall not use ClickBank's name, trademarks, service marks or any other IP Right of ClickBank in anymanner whatsoever to suggest association or affiliation with or endorsement by ClickBank without the express prior written consent of ClickBank, which ClickBank may withhold at its sole discretion. Promotional use of images or reproductions of payment checks issued by ClickBank without the express, written consent of ClickBank is prohibited. For the avoidance of doubt, the foregoing prohibition applies to any use of the Vendor Spotlight.

a.
Subject to the following terms and conditions, ClickBank grants You a limited, revocable license to useClickBank's name: (i) as a watermark, Internet search engine description, keyword, search term or seeding element with any Internet search engines or keyword-triggered advertising programs; (ii) in metatags or hidden text (iii) as a sub domain or second or third level domain name identifier; (iv) to identify Products or (v) in connection with Promotions.

1.
ClickBank may revoke the foregoing license and/or provide restrictions upon Your use of ClickBank's name, including requiring the use of such disclaimers as ClickBank may provide, in connection with Your use of ClickBank's name, at anytime and for any reason in ClickBank's sole discretion.

2.
Failure to comply with any restrictions imposed by ClickBank upon Your use of ClickBank's name or failure by You to immediately cease all use of ClickBank's name if so instructed by ClickBank shall constitute (1) a breach of the limited license set forth in this Section 6(b); and (2) a breach of this Agreement. In such case, ClickBank reserves the right to pursue any and all remedies available to it at Law or in equity.

3.
You may not use or display ClickBank's name in any manner (i) that implies sponsorship or endorsement by ClickBank; (ii) to disparage ClickBank or the ClickBank Services or (iii) other than as specifically authorized under this Agreement.

b.
Notwithstanding the limited revocable license set forth in Section 6(b) above, as between the parties, ClickBankshall be and remain the sole owner of all right, title and interest in and to the ClickBank Services (including, without limitation, all IP Rights therein) and any other IP Rights, materials or other properties owned, licensed or controlled by ClickBank, and You hereby assign to ClickBank all right, title and interest You may be deemed to have therein. Subject to the limited rights expressly granted in this Agreement, ClickBank reserves all right, title and interest in and to the ClickBank Services (including, without limitation, all IP Rights therein) and any other IP Rights, materials or other properties owned, licensed or controlled by ClickBank. All rights not specifically granted to You under this Agreement are expressly reserved by ClickBank.

7.	CONFIDENTIALITY & NON-DISCLOSURE OBLIGATIONS.

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In connection with this Agreement, ClickBank may disclose to You and/or You may otherwise receive or haveaccess to sensitive, confidential, and/or proprietary information of ClickBank (collectively, "Confidential  Information"), including, but not limited to (a) the identities of other Vendors or Affiliates of ClickBank (collectively, "ClickBank Clients"); (b) physical and data security information; (c) technical data; (d) ClickBank Marketplace statistics and sales data; and/or (e) know-how or business information relating to business processes, methods, or marketing strategies. Except as required to perform Your obligations under and in accordance with the terms of this Agreement, You shall not (i) disclose the Confidential Information to any Person, or (ii) use the Confidential Information (whether for Your own benefit or the benefit of any other Person), without the express prior written consent of ClickBank. You shall not use any Confidential Information for the purpose of soliciting, or to permit any others to solicit, ClickBank Clients to subscribe to any other services or promote the sale of any product which competes, either directly or indirectly, with ClickBank or the ClickBank Services, including without limitation the functionality offered by the ClickBank Marketplace. You agree and acknowledge that ClickBank may be required to provide to governmental agencies or other third parties information in its possession regarding You or the business You conduct with ClickBank.

a.
ClickBank does not invite and cannot accept any ideas or information You consider to be confidential and/or proprietary. Except with respect to Your personally identifiable information (as expressly provided for in the ClickBank Privacy Policy), any suggestions, submissions, comments, ideas, concepts, know-how, techniques material or feedback conveyed, offered or transmitted by You to ClickBank, or otherwise in connection with the ClickBank Services (collectively, the "Submissions"), shall be deemed to be non-confidential and nonproprietary and ClickBank shall have no obligation of any kind with respect to such Submissions, unless otherwise expressly agreed to in a writing executed and delivered by You and a duly authorized officer of ClickBank. You hereby grant to ClickBank and its licensees a worldwide, perpetual, non-exclusive, fully-paid, royalty-free, transferable right and license, with right to sublicense, to reproduce, publicly display, distribute, and perform, transmit, edit, modify, create derivatives works of, publish, sell, commercially exploit, use, and disclose the Submissions for any purpose and in all forms and all media whether now known or to become known in the future. ClickBank shall have no obligation to compensate You for any such Submissions in any manner. You hereby represent and warrant that: (a) You own or otherwise have the right to grant the foregoing license to ClickBank with respect to Your Submissions; (b) Your Submissions and any use thereof by ClickBank will not infringe or violate the rights of any Person (including any IP Rights); and (c) Your Submissions will not contain any unlawful, threatening, abusive, false, libelous, defamatory, obscene, pornographic, profane, or otherwise infringing or objectionable content or material of any kind. You are and shall remain solely responsible for the content of any Submissions You make and acknowledge that ClickBank is under no obligation to respond to or use any Submission You may provide.

8.
EXPORT CONTROL. You acknowledge and agree to comply with all applicable export Laws, including the U.S. Export Administration Act, the Arms Export Control Act, the International Economic Emergency Powers Act, and the Foreign Corrupt Practices Act; and regulations issued pursuant to these and other U.S. Laws. You hereby represent and warrant that any Product Promoted, offered and/or provided by You via the ClickBank Services is approved for export from the United States without additional authorization or licensing from the U.S. government. Should the export authorization status of Your Products change, You agree to notify immediately ClickBank in writing. For Your convenience, information on U.S. export control regulations can be found at the web pages for the Commerce Department (http://www.bis.doc.gov), the State Department (http://www.pmddtc.state.gov) and the U.S. Treasury Department (http://www.treas.gov/offices/enforcement/ofac/index.shtml).

9.	REQUIRED PERMITS. You assume sole responsibility for obtaining and maintaining all relevant and necessary licenses and permits associated with the legal operation of Your business.

10.	REPRESENTATIONS AND WARRANTIES. You represent, acknowledge and warrant that:

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You, Your Products and/or Your Promotions, as applicable, do not and will not, directly or indirectly: (i) invadethe right of privacy or publicity of any Person; (ii) contain any libelous, obscene, indecent or otherwise unlawful material; (iii) infringe any IP Rights in any jurisdiction or otherwise contravene any rights of any Person; (iv) violate any laws, including, but not limited to, the CAN SPAM Act of 2003, FTC rules and regulations, false advertising and consumer protection, laws governing contests, sweepstakes, and other promotions, marketing and other similar laws; or (v) violate ClickBank's Privacy Policy.

a.
You shall not: (i) frame, copy or mirror any content forming part of the ClickBank Services; (ii) reverseengineer of the ClickBank Services or otherwise attempt to derive its source materials; (iii) access the ClickBank Services for the purpose of (A) building a competitive product or service, or (B) copy any features, functions or graphics of the ClickBank Services; (iv) interfere with or disrupt the ClickBank Services or any data contained therein; (v) attempt to gain unauthorized access to the ClickBank Services, its related systems or networks; or (vi) use the ClickBank Services for any unlawful purpose or in violation of the rights of any Person.

11.	INDEMNIFICATION. To the fullest extent permitted by Law, You agree that

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Except in connection with claims related to Your violation of any applicable federal and state laws andregulations regarding the use of electronic messages, including without limitation the CAN-SPAM Act, as described in Section 4 hereto, in the event that a Party makes any demands or complaints, or commences any action or files any claim whatsoever ("Claim") in connection with Your use of the ClickBank Services, Product, Promotion or use of the Vendor Spotlight, You shall defend, indemnify and hold harmless ClickBank, its related parties and affiliates, and its officers, directors, employees, representatives, agents, licensors, attorneys, heirs, successors, and assignees (the "ClickBank Parties"), from and against any and all damages, liabilities, claims or costs (including, without limitation, the costs of investigation and defense and reasonable attorneys' fees and litigation and court costs) ("Losses") incurred by any ClickBank Party as a result of such Claim, regardless of whether such Losses are direct, incidental, consequential, punitive or statutory.

a.
Upon receiving notice of any Claim for which ClickBank is entitled to indemnification by You, ClickBank shall provide You with written notification and opportunity to assume sole control over the defense or settlement of the Claim and reasonable assistance to settle and/or defend the Claim at Your sole expense; provided, however, that (i) any settlement which would impose an non-indemnified monetary obligation on and/or admission or finding of liability or wrongdoing by ClickBank will require ClickBank's prior express written consent; and (ii) failure to provide timely notice, control, or assistance shall not relieve You of Your obligations; and (iii) ClickBank may have its own counsel present at and participating in all proceedings or negotiations relating to a Claim, at ClickBank's own expense, unless You fail or refuse to secure legal counsel to defend any Claim in a timely manner, in which case You shall pay all expenses related to ClickBank's use of such counsel.

b.
In the event that ClickBank incurs costs, attorneys' fees or other expenses responding to any complaint other than a Claim, in connection with or relation to Your Products or Promotions, including complaints under the DMCA, ClickBank reserves the right, in its sole discretion, to recover such costs and expenses by deducting a reasonable, commensurate amount from any monies owed to You by ClickBank up to a maximum of five thousand dollars ($5,000) per event. In the event that ClickBank incurs any Losses relating to Your violation of ClickBank's email policy, as described in Section 4 hereto, ClickBank reserves the right, in its sole discretion, first to recover such Losses by deducting a reasonable, commensurate amount from any monies owed to You by ClickBank up to a maximum of ten thousand dollars ($10,000) per event. You understand and agree that the $5,000 and $10,000 amounts listed above are not ClickBank's sole and exclusive remedy and that ClickBank retains all rights to indemnification described herein. You authorize ClickBank to make, and release ClickBank from any liability in connection with, any such deductions.

12.
LIMITATION OF LIABILITY. IN NO EVENT SHALL ANY CLICKBANK PARTY, OR ITS HEIRS, SUCCESSORS AND ASSIGNS, BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES WHATSOEVER ARISING OUT OF, RESULTING FROM, OR IN CONNECTION WITH THIS AGREEMENT AND/OR ANY (A) USE OF OR INABILITY TO USE THE CLICKBANK SERVICES, (B) PERSONAL INJURY, PROPERTY DAMAGE, OR LOSSES OF ANY KIND WHATSOEVER, RESULTING FROM YOUR ACCESS TO AND/OR USE OF THE CLICKBANK SERVICES, (C) UNAUTHORIZED ACCESS TO OR USE OF ANY AND ALL PERSONAL INFORMATION AND/OR FINANCIAL INFORMATION STORED THEREIN, (D) INTERRUPTION OR CESSATION OF TRANSMISSION TO OR FROM THE CLICKBANK SERVICES, AND/OR (E) BUGS, VIRUSES, TROJAN HORSES, OR THE LIKE, WHICH MAY BE TRANSMITTED TO OR THROUGH THE CLICKBANK SERVICES, WHETHER OR NOT CLICKBANK IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE MAXIMUM CUMULATIVE AND AGGREGATE LIABILITY OF CLICKBANK FOR ALL COSTS, LOSSES OR DAMAGES FROM CLAIMS ARISING UNDER OR RELATED IN ANY WAY TO THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED AN AMOUNT EQUAL TO THE TOTAL AMOUNTS DUE AND PAYABLE BY CLICKBANK TO YOU UNDER THIS AGREEMENT FOR THE MONTH IMMEDIATELY PRECEDING THE DATE UPON WHICH SUCH DAMAGES ACCRUE. THE LIMITATION OF LIABILITY HEREIN IS A FUNDAMENTAL ELEMENT OF THE BASIS OF THE BARGAIN AND REFLECTS A FAIR ALLOCATION OF RISK. THE CLICKBANK SERVICES, AND ANY SERVICES OR INFORMATION OFFERED THROUGH THE CLICKBANK SERVICES, WOULD NOT BE PROVIDED WITHOUT SUCH LIMITATIONS AND YOU AGREE THAT THE LIMITATIONS OF LIABILITY AND DISCLAIMERS SPECIFIED HEREIN WILL SURVIVE AND APPLY EVEN IF FOUND TO HAVE FAILED OF THEIR ESSENTIAL PURPOSE. BECAUSE SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF CERTAIN CATEGORIES OF DAMAGES, IN SUCH JURISDICTIONS, YOU AGREE THAT THE LIABILITY OF CLICKBANK SHALL BE LIMITED TO THE FULLEST EXTENT PERMITTED BY SUCH JURISDICTION.

13.	GENERAL TERMS AND CONDITIONS.

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Governing Law; Dispute Resolution, Attorneys' Fees. You agree that Idaho law will govern this Agreement, other than such laws, rules, regulations and case law that would result in the application of the laws of a jurisdiction other than the State of Idaho, and that any action, suit, proceeding, or claim arising out of or related to this Agreement must be brought exclusively in federal or state courts located in Boise, Idaho. You hereby submit to the in personam jurisdiction and venue of such courts and waive any objection based on inconvenient forum. You agree that ClickBank shall be entitled to its reasonable attorneys' fees and costs resulting from collection of funds due ClickBank, enforcement of ClickBank's rights under this Agreement or other policies issued by ClickBank.YOU HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING UNDER OR IN RELATION TO THIS AGREEMENT.

a.
English is Governing Language. This Agreement is in English and all disputes between the parties shall be resolved in English. You understand and acknowledge that any foreign language services provided by ClickBank are for informational purposes only and it is Your obligation to obtain independent legal advice at Your own expense to ensure You understand the terms of this Agreement.

b.
Our Relationship. This Agreement does not create any relationship of principal and agent, partners, joint venturers, employer and employee, fiduciary or similar relationship between the parties. You agree that any content stored on ClickBank's servers in relation to any Products registered by You via the ClickBank Services is solely at Your direction and nothing contained in this Agreement nor in Your use of the ClickBank Services, shall be construed as shifting responsibility for such publication to ClickBank. You are not authorized to make any promise, warranty or representation on behalf of ClickBank or obligate or attempt to obligate ClickBank in any manner whatsoever. You shall not represent to any person that You are the agent of ClickBank, nor fail to correct any misunderstanding as to such status.

c.
Assignment. ClickBank may freely assign or transfer any or all of the rights and obligations described under this Agreementwithout Your consent and without notice to You. You may not assign this Agreement or any of Your rights and duties hereunder without the prior written consent of ClickBank. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

d.
Severability. If any provision of this Agreement is declared or determined by any court to be unenforceable or invalid: (i) the validity of the remaining parts, terms or provisions shall not be affected by that determination; (ii) the unenforceable or invalid part, term or provision shall not be deemed to be part of this Agreement; and (iii) such court may substitute a provision that is legal and enforceable and is as nearly as possible consistent with the intentions underlying the original provision. If the remainder of this Agreement is not materially affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by applicable law.

e.
Publicity. You shall not issue or make any publicity release (including press releases and advertising or solicitationmaterials) or other public statement: (i) relating to this Agreement; (ii) using ClickBank's name or referencing the ClickBank Services; or (iii) suggesting or implying any endorsement by ClickBank of You and/or any Products without the prior written approval of ClickBank, which ClickBank may withhold at its sole discretion.

f.
Entire Agreement; Amendment. This Agreement constitutes the complete and exclusive agreement between theparties relating to the subject matter hereof. It supersedes all prior proposals, understandings and all other agreements, oral and written, between the parties relating to this subject matter. ClickBank reserves the right to amend this Agreement at any time. When ClickBank amends this Agreement, ClickBank shall make reasonable efforts to provide You with general, not specific, notice of such changes by posting a conspicuous announcement at www.clickbank.com that; (i) such changes or amendments have occurred; and (ii) identifying which particular provisions have changed. Such announcement shall be maintained for no less than 30 days following the effective date of such amendment. Your continued use of the ClickBank Services, following the posting of such amendment will signify and be deemed Your assent to and acceptance of the revised Agreement. You agree that You have the burden to review periodically www.clickbank.com to inform Yourself of any such changes.

g.
Waiver. The waiver or failure by ClickBank to exercise any right provided for herein will not be deemed a waiver of any further right hereunder. The rights and remedies of ClickBank set forth in this Agreement are cumulative and are in addition to any rights or remedies ClickBank may otherwise have at law or equity, except with respect to any sole and exclusive remedies expressly provided for herein.

h.
Equitable Actions. You acknowledge and agree that any breach or threatened breach of this Agreement may cause immediate and irreparable harm to ClickBank which would not be adequately and fully compensated by money damages and that ClickBank may seek injunctive relief, specific performance, and/or other equitable relief as a remedy for any such breach or anticipated breach without the necessity of posting a bond or other security. Notwithstanding any other provision of this Agreement, any such relief may be sought in the state or federal courts of the State of Idaho or any other court of competent jurisdiction anywhere in the world (at ClickBank's sole discretion), and, You hereby consent to the jurisdiction of any such court and waive any objection to venue laid therein. Any such relief shall be in addition to and not in lieu of any appropriate relief in the way of monetary damages.

i.
Force Majeure. ClickBank shall not be responsible for delays or failures in performance resulting from acts of God,strikes, lockouts, riots, acts of war and terrorism, embargoes, boycotts, changes in governmental regulations, epidemics, fire, communication line failures, power failures, earthquakes, other disasters or any other reason where failure to perform is beyond the control of, and not caused by, ClickBank.

j.
Notices. Except as otherwise expressly provided herein, any notice, request, approval, authorization, consent, demandor other communication required or permitted to be given or made pursuant to this Agreement shall be in writing and shall be deemed given on the earliest of: (i) actual receipt, irrespective of the method of delivery; (ii) the time of transmission from ClickBank if sent via email, as date stamped by ClickBank's systems; (iii) on the delivery day following dispatch if sent by express mail (or similar next day air courier service);or (iv) on the sixth (6th) day after mailing by registered or certified United States mail, return receipt requested, postage prepaid and addressed to the last address provided by a party.

k.	Headings/Interpretation. The table of contents and the descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

DISCLAIMER. YOU ASSUME ALL RISK AND RESPONSIBILITY FOR YOUR DECISION TO USE THE CLICKBANK SERVICES. THE CLICKBANK SERVICES AND ALL RELATED SERVICES ARE OFFERED "AS IS" AND CLICKBANK DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.